Exhibit 99.1

Global Blockchain Acquisition Corp. Announces Upcoming Automatic Unit Separation

Orlando, Florida, June 13, 2022 – Global Blockchain Acquisition Corp. (NASDAQ: GBBKU) (the “Company”) announced today that, on June 16, 2022, the Company’s units will no longer trade, and that the Company’s common stock, rights and redeemable warrants, which together comprise the units will commence trading separately. The common stock, rights and warrants will be listed on the Nasdaq Global Market and trade with the ticker symbols “GBBK,” “GBBKR,” and “GBBKW”, respectively. This is a mandatory and automatic separation, and no action is required by the holders of units.

Each unit consists of one share of common stock, one right and one redeemable warrant. Each right entitles the holder thereof to receive one-tenth (1/10) of one share of common stock upon the consummation of an initial business combination. Each warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share.

Purchases of units that are made after market close on June 14, 2022, may not settle prior to the unit separation date and, accordingly, the number of rights and warrants issued to such purchasers may not reflect the rights and warrants underlying such recently purchased units.

About Global Blockchain Acquisition Corp.

Global Blockchain Acquisition Corp. is a blank check company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses or entities. While the Company may pursue an initial business combination target in any business, industry or geographical location, it intends to focus its search on businesses that are focused on blockchain related technology, economy, industries, and solutions.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements, including those set forth in the risk factors section of the prospectus used in connection with the Company’s initial public offering. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contact:
Jonathan Morris

jonathan@globalblockchainpartners.com

(407) 720-9250